Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 33-27604) of AEGON N.V.,

2)	Registration Statement (Form F-3 No. 33-80246) of AEGON N.V.,

3)	Registration Statement (Form F-3 No. 333-11458) of AEGON N.V.,

4)	Registration Statement (Form F-3 No. 33-105463) of AEGON N.V.,

5)	Registration Statement (Form F-3 No. 333-106497) of AEGON N.V.,

6)	Registration Statement (Form S-8 No. 33-89814) pertaining to AEGON USA, Inc Profit Sharing Plan,

7)	Registration Statement (Form S-8 No. 333-7040) pertaining to 1997 Stock Ownership Plan for Providian Employees,

8)	Registration Statement (Form S-8 No. 333-08500) pertaining to Stock Ownership Plan for Key Employees of Commonwealth General Corp.,

9)	Registration Statement (Form S-8 No. 333-123986) pertaining to AEGON USA Investment Management, LLC 2002 Long-Term Incentive Plan,

10)	Registration Statement (Form S-8 No. 333-129661) pertaining to AEGON USA, Inc. 2002 Long-Term Incentive Compensation Plan,

11)	Registration Statement (Form S-8 No. 333-129662) pertaining to AEGON USA Companies Management Stock Option Plan – 2005,

12)	Registration Statement (Form S-8 No. 333-132837) pertaining to AEGON USA Investment Management, LLC 2003 Long Term Incentive Plan,

13	Registration Statement (Form S-8 No. 333-132839) pertaining to AEGON USA Companies Employee Stock Option Plan – 2005,

14)	Registration Statement (Form S-8 No. 333-132841) pertaining to AEGON USA Companies Employee Stock Option Plan – 2006,

15)	Registration Statement (Form S-8 No. 333-138210) pertaining to AEGON USA Companies Management Stock Option Plan – 2006,

16)	Registration Statement (Form S-8 No. 333-144174) pertaining to AEGON USA Companies Employee Stock Option Plan – 2007 and

17)	Registration Statement (Form S-8 No. 333-144175) pertaining to AEGON USA Companies Management Stock Option Plan – 2007.

of our report dated March 27, 2007, except Note 18.2.2.2, as to which the date is September 11, 2007, with respect to the consolidated financial statements and schedules of AEGON N.V included in this Report of Foreign Private Issuer (Form 6-K).

Date: September 11, 2007

/s/ Ernst & Young Accountants
The Hague, The Netherlands